EXHIBIT 99.1
Double Eagle Petroleum Company

P. O. Box 766 • Casper, WY 82602 • 1-307-237-9330 • Fax: 1-307-266-1823
FOR IMMEDIATE RELEASE
Date: March 16, 2007
Double Eagle Petroleum Announces Extended Filing
Casper, Wyoming — Double Eagle Petroleum Co. (NASDAQ: DBLE) reported today that it is filing a Form 12b-25 with the Securities and Exchange Commission in order to obtain an automatic fifteen days extension, to April 2, 2007, for filing its Form 10-K for its fiscal year ended December 31, 2006. The Company encountered unexpected delays in its internal analysis of certain oil and gas reserve information and needs additional time to properly develop the related disclosures to be included in the Form 10-K.
On March 14, 2007, Double Eagle reported its anticipated results for the year ended December 31, 2006. At this time, the Company does not anticipate changes to the data previously released.
About Double Eagle
Founded in 1972, Double Eagle Petroleum Co. explores for, develops, and sells natural gas and crude oil, with natural gas constituting more than 90% of its production and reserves. The Company’s current development activities are in its Atlantic Rim coal bed methane play and in the Pinedale Anticline in Wyoming. Its current exploration activities involve the Christmas Meadows Prospect in northeastern Utah as well as the Cow Creek Unit Deep and South Fillmore prospects in southwestern Wyoming.
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This release may contain forward-looking statements regarding Double Eagle Petroleum Co.’s future and expected performance based on assumptions that the Company believes are reasonable. No assurances can be given that these statements will prove to be accurate. A number of risks and uncertainties could cause actual results to differ materially from these statements, including, without limitation, decreases in prices for natural gas and crude oil, unexpected decreases in gas and oil production, the timeliness, costs and results of development and exploration activities, unanticipated delays and costs resulting from regulatory compliance, and other risk factors described from time to time in the Company’s Forms 10-K and 10-Q and other reports filed with the Securities and Exchange Commission. Double Eagle undertakes no obligation to publicly update these forward-looking statements.

Company Contact:
John Campbell	Steve Hollis, President
(303) 794-8445	(307) 237-9330